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                                                                     EXHIBIT 8.1

                 [NELSON MULLINS RILEY & SCARBOROUGH LETTERHEAD]


                                  May 13, 2002


The South Financial Group, Inc.
104 South Main Street
Greenville, South Carolina 29601

         Re:      The South Financial Group, Inc.
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for The South Financial Group, Inc., a South Carolina corporation ("Parent"), in connection with the proposed merger (the "Merger") of Gulf West Banks, Inc., a Florida corporation (the "Company"), with and into Parent, pursuant to an Agreement and Plan of Merger dated as of March 21, 2002 (the "Merger Agreement") by and among Parent and the Company, as described in the Registration Statement on Form S-4, which includes therein, a Preliminary Joint Proxy Statement/Prospectus, to be filed by Parent with the Securities and Exchange Commission today (the "Registration Statement").

         In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; (ii) the representations made to us by the Company and Parent in their respective letters to us dated May 13, 2002 and delivered to us for purposes of this opinion are accurate and complete; and (iii) the value of the consideration to be received by the shareholders of Company in the Merger in the form of stock in Parent will satisfy the continuity of interest requirement.

         Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

         The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from the Company and Parent referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income


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tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from the Company or Parent referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

         This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Merger Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER -- Certain Federal Income Tax Consequences".

                                      Very truly yours,



                                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.